UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 17, 2008

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 2 – Financial Information

Item 2.06 Material Impairments

The United States Department of Treasury (“U.S. Treasury”) and the Federal Housing Finance Agency (“FHFA”) announced that both Fannie Mae and Freddie Mac were being placed under conservatorship and that management of the entities would be under the control of the FHFA, their regulator. The plan announced by the U.S. Treasury and FHFA includes, among other things, the elimination of dividends on Fannie Mae and Freddie Mac common and preferred stock. These actions will adversely impact the value of the investments by MVB Bank, Inc., a subsidiary of MVB Financial Corp. (“MVB”) in the perpetual preferred stock of Freddie Mac.

MVB reviewed information as it became available regarding the Federal Government’s takeover of Freddie Mac. On September 17, 2008, we concluded that based upon the actions of the U.S. Treasury and the FHFA, MVB Bank, Inc., a subsidiary of MVB Financial Corp. will record an other-than-temporary impairment on these securities during the third quarter of 2008 and take a non-cash charge to earnings for the third quarter of 2008 related to our investments in preferred equity securities issued by Freddie Mac. MVB Bank, Inc. and MVB continues to be a well capitalized institution. In fact, we are well above the capital level of most of our peers. The $700,000 non-cash impairment of our Freddie Mac preferred stock will decrease our June 30, 2008 capital by about $500,000 or 1.7%. However, the resulting capital is 15.4% and remains far above the 8% level required for a community bank to be a well capitalized institution. This assumes a 100% impairment of the preferred stock.

Item 8.01 Other Events

A copy of a letter to shareholders to be dated September 24, 2008 is being furnished to the Securities and Exchange Commission pursuant to Item 8.01 – Other Events of Form 8-K and is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – Letter to Shareholders dated September 24, 2008

This Form 8-K contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in MVB’s actual results differing from those projected in forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (1) MVB may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) MVB may incur increased charge-offs in the future; (3) MVB could have adverse legal actions of a material nature; (4) MVB may face competitive loss of customers; (5) changes in the interest rate environment may have results on MVB’s operations materially different from those anticipated by MVB’s market risk management functions; (6) changes in the general economic conditions and increased competition could adversely affect MVB’s operating results; (7) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact MVB’s operating results; and (8) events in connection with the Freddie Mac conservatorship and market and regulatory changes due to the recent developments in U.S. and global securities and credit markets. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of MVB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. MVB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

September 23, 2008	MVB Financial Corp.

	By:	/s/ James R. Martin
James R. Martin
President & Chief Executive Officer